Exhibit 10.3

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 29

Change order under Agreement dated: Fifth Amendment to Development and Clinical Supplies Agreement dated December 14, 2012

Between: Radius Health, Inc and 3M

Project Name: For the development of Radius’ Abaloparatide compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius
Name: Michele Gehrt
Company: 3M
Date: 23June2016

Description of change:
Radius has requested that 3M complete process experiments to improve the [*] of the [*] in support of manufacturing Phase I clinical supplies of the sMTS abaloparatide (ABL) product. The experiments will include the following formulations: [*]. Separate change orders will be issued to manufacture the clinical supplies and complete the stability. The activities and deliverables in this Workplan are intended to support the further development of an optimized, sMTS abaloparatide product that demonstrates comparability (including pharmacokinetic bioequivalence or bioavailability) to the abaloparatide-SC injection product. The total estimated costs are $[*].
Scope:
3M will conduct the tasks necessary to complete the process experiments to improve the content uniformity.

Assumptions:

•	3M will utilize the current collar assembles to complete the work

•	Radius will supply sufficient ABL to complete the work (14.5g)

•	The target dose is 200 mcg/array.

•	Multiple experiments will be conducted depending on the formulation:

◦	1 experiment for the [*] formulation; no stability is required

◦	3 experiments for the [*] formulation; 250 arrays will be produced to support stability and potential non GLP preclinical work

◦	3 experiments for the [*] formulation; 50 arrays will be produced to support potential non GLP preclinical work.

•	Content and content uniformity of the samples produced in the experiments will be tested.

•	Release in [*] will not be conducted
Deliverables:

•	Presentations at JTT meetings outlining work as progressed.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 29

Timing:
The required effort in hours, duration of the study in months, and estimated costs for the work plan are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Duration (weeks)	Estimated Direct Costs ($)
Process Experiments	625	7	$[*]

Total Estimated Costs ~~Stage 2~~: $[*]
MMG
24/06/16

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc	Company: 3M

Name: Gary Hattersley	Name: Michele Gehrt

Signature: /s/ Gary Hattersley	Signature: /s/ Michele Gehrt

Position: CSO	Position: Commercialization Mgr

Date (dd/mm/yy): 24/06/16	Date (dd/mm/yy): 24/06/16

2
[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.